Exhibit 99.1

Investors Financial Services Corp. Announces Fourth Quarter Earnings and Extension of Servicing
Relationship with BGI

Contact:	John N. Spinney, Jr.
(617) 937-3500
john.spinney@ibtco.com

BOSTON, MA, January 25, 2006 - Investors Financial Services Corp. (Nasdaq: IFIN) reported diluted earnings per share of $0.60 for the fourth quarter of 2005, an increase of 15% from $0.52 in the fourth quarter of 2004. Net income for the fourth quarter of 2005 was $39.5 million, up 12% from $35.3 million in net income for the fourth quarter of 2004. For the year ended December 31, 2005, the Company reported diluted earnings per share of $2.37, an increase of 13% from $2.09 in diluted earnings per share in 2004. Net income for the year ended December 31, 2005 was $159.8 million, an increase of 13% from $142.0 million in 2004.

Kevin J. Sheehan, Chairman and Chief Executive Officer, commented, “Investors Financial Services Corp. completed 2005 with impressive fourth quarter results. Continued strong growth in our core and ancillary service fees again drove the Company’s performance. We remain confident in our ability to meet our diluted earnings per share goals for 2006. In addition, we have renewed our U.S. asset administration outsourcing agreement with Barclays Global Investors, N.A. (“BGI”).This renewal extends an important piece of our decade-long relationship with BGI and highlights our ability to service one of the largest and most sophisticated investment management firms in the world. Including BGI and Eaton Vance Corp., we have renewed long-term contracts with seven of our top ten clients over the past eighteen months, representing a significant percentage of our revenue and assets processed.”

Net operating revenue for the fourth quarter of 2005 grew 20% to $188.2 million from $157.3 million for the same period in 2004. Revenue from core services such as middle office outsourcing, global custody, multicurrency accounting and mutual fund administration rose to $101.4 million for the fourth quarter of 2005, up 22% from $82.8 million for the same period in the prior year. Revenue from ancillary services including foreign exchange, securities lending, cash management, and investment advisory services increased to $41.1 million for the quarter, up 64% from $25.1 million in the fourth quarter of 2004. Net interest income of $42.7 million for the fourth quarter of 2005 declined 13% from $48.9 million for the same period in 2004. Operating expenses were $126.0 million for the fourth quarter of 2005, up 22% from $103.1 million for the same period in 2004.

Results for the fourth quarter include securities gains of $1.3 million, or $0.01 per share, as a result of the Company continuing its strategy of replacing lower after-tax yielding municipal securities with higher after-tax yielding municipal securities.

Net operating revenue for the year ended December 31, 2005 grew 14% to $696.0 million from $613.2 million for 2004. Revenue from core services such as middle office outsourcing, global custody, multicurrency accounting and

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mutual fund administration rose to $375.6 million for the year ended December 31, 2005, up 20% from $314.3 million in the prior year. Revenue from ancillary services including foreign exchange, securities lending, cash management, and investment advisory services increased 23% to $133.5 million for the year ended December 31, 2005 from $108.9 million in 2004. Net interest income declined 9% to $170.4 million in 2005 from $187.7 million in 2004. Operating expenses were $460.1 million for the year ended December 31, 2005, up 15% from $398.4 million in 2004.

Assets processed for clients totaled $1.8 trillion at December 31, 2005, up 29% from $1.4 trillion at December 31, 2004.

Today, the Company also announced that its Board of Directors declared an increase in the quarterly cash dividend on its common stock from $0.02 per share to $0.0225 per share. The dividend is payable February 15, 2006 to stockholders of record as of January 31, 2006.

Investors Financial Services Corp. will broadcast a conference call, via the Internet, today, January 25, 2006 at 5:00 p.m. ET. The call will be accessible on the Company’s home page at www.ibtco.com. The conference call will also be available via telephone at (719) 457-2679, confirmation code 8744659. Recorded replays of the conference call will be available on the website and by dialing (719) 457-0820, confirmation code 8744659.

Investors Financial Services Corp. provides services for a variety of financial asset managers including mutual fund complexes, investment advisors, banks, and insurance companies. Through our wholly-owned subsidiary, Investors Bank & Trust Company, we provide core services including middle office outsourcing, global custody, multicurrency accounting, and mutual fund administration, as well as ancillary services including foreign exchange, securities lending, cash management, and investment advisory services. Offices are located in the United States, Canada, Cayman Islands, Ireland, and the United Kingdom. Visit Investors Financial Services Corp. on the web at www.ibtco.com.

This news release contains forward-looking statements (statements that are not historical facts) made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements, including the Company’s comments regarding expected diluted earnings per share for 2006, are subject to risks and uncertainties and are based upon certain assumptions and estimates that might not be realized. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the timing and amount of interest rate movements by the Federal Reserve, the shape of the yield curve, reinvestment spreads, the performance of global financial markets, client fund flows, and the Company’s ability to execute its stock repurchase plan, manage its costs, sell its services to new and existing customers, and renew agreements with existing customers. Additional factors that could also affect actual results are set forth under the heading “Certain Factors That May Affect Future Results” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

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Investors Financial Services Corp.

Condensed Consolidated Statements of Income (unaudited)

(Dollars in thousands, except share data)

	For the Year Ended December 31,		For the Three Months Ended December 31,
	2005	2004	2005	2004
Fees and Other Revenue:
Asset servicing fees:
Core service fees	$375,596	$314,272	$101,446	$82,787
Ancillary service fees	133,463	108,928	41,093	25,079
Total asset servicing fees	509,059	423,200	142,539	107,866
Gain on sale of investments	12,397	234	1,274	—
Other operating income	4,081	2,057	1,657	542
Total fees and other revenue	525,537	425,491	145,470	108,408

Interest income	447,705	313,149	127,035	89,899
Interest expense	277,280	125,469	84,310	40,982
Net interest income	170,425	187,680	42,725	48,917

Net operating revenue	695,962	613,171	188,195	157,325

Operating Expenses:
Compensation and benefits	250,459	205,728	64,680	51,676
Technology and telecommunications	54,732	49,816	14,831	14,924
Transaction processing services	49,873	42,159	14,621	11,393
Depreciation and amortization	31,578	32,124	7,854	7,736
Occupancy	26,490	29,032	7,081	7,419
Professional fees	13,380	15,346	4,127	3,485
Travel and sales promotion	6,825	5,470	2,002	1,530
Loss and loss adjustment expenses	5,837	924	5,200	259
Insurance	4,219	4,625	935	1,126
Other operating expenses	16,716	13,159	4,619	3,510
Total operating expenses	460,109	398,383	125,950	103,058

Income Before Income Taxes	235,853	214,788	62,245	54,267

Provision for income taxes	76,035	72,826	22,734	18,988

Net Income	$159,818	$141,962	$39,511	$35,279

Basic Earnings Per Share	$2.42	$2.15	$0.61	$0.54

Diluted Earnings Per Share	$2.37	$2.09	$0.60	$0.52

Share Information (unaudited)

	For the Year Ended December 31,		For the Three Months Ended December 31,
	2005	2004	2005	2004

Common stock outstanding	65,052,637	66,595,349	65,052,637	66,595,349
Weighted-average basic shares	66,139,323	66,179,286	64,978,937	66,461,316
Weighted-average diluted shares	67,473,804	67,916,217	66,003,565	68,106,442

Investors Financial Services Corp.

Condensed Consolidated Balance Sheets (unaudited)

(Dollars in thousands, except share data)

	December 31, 2005	December 31, 2004

Assets
Cash and due from banks	$79,637	$49,059
Securities held to maturity (including securities pledged of $4,529,421 and $4,021,625 at December 31, 2005 and 2004, respectively) (approximate fair value of $6,725,729 and $5,937,462 at December 31, 2005 and 2004, respectively)	6,761,930	5,942,717
Securities available for sale (including securities pledged of $2,997,958 and $2,312,410 at December 31, 2005 and 2004, respectively)	4,369,720	4,565,505
Nonmarketable equity securities	50,000	50,000
Loans, less allowance for loan losses of $100 at December 31, 2005 and 2004	402,370	134,530
Accrued interest and fees receivable	119,583	89,292
Equipment and leasehold improvements, less accumulated depreciation of $59,156 and $61,017 at December 31, 2005 and 2004, respectively	69,401	67,883
Goodwill, net	79,969	79,969
Other assets	163,783	188,870

Total Assets	$12,096,393	$11,167,825

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Demand	$537,558	$690,308
Savings	4,224,908	4,448,405
Time	230,124	257,669
Total deposits	4,992,590	5,396,382

Securities sold under repurchase agreements	4,797,868	4,255,497
Short-term and other borrowings	1,356,649	594,681
Due to brokers for open trades payable	21,293	5,475
Junior subordinated deferrable interest debentures	24,774	24,774
Accrued taxes and other expenses	45,077	54,967
Other liabilities	85,284	123,787
Total liabilities	11,323,535	10,455,563

Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, par value $0.01 (shares authorized: 1,000,000; issued: none in 2005 and 2004)	—	—
Common stock, par value $0.01 (shares authorized: 175,000,000; issued 65,052,637 and 66,595,349 in 2005 and 2004, respectively)	672	667
Surplus	286,265	272,536
Deferred compensation	(311)	(572)
Retained earnings	572,549	418,034
Accumulated other comprehensive (loss) income, net	(13,369)	23,888
Treasury stock, at cost (2,124,669 and 73,235 shares in 2005 and 2004, respectively)	(72,948)	(2,291)
Total stockholders’ equity	772,858	712,262

Total Liabilities and Stockholders’ Equity	$12,096,393	$11,167,825

Investors Financial Services Corp.

Average Balance Sheets (unaudited)

(Dollars in thousands)

	Three Months Ended December 31, 2005			Three Months Ended December 31, 2004
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

Interest-earning assets:
Federal funds sold and securities purchased under resale agreements	$92,739	$932	4.02%	$51,326	$247	1.92%
Investment securities (1)
Mortgage-backed securities	8,143,971	89,632	4.40%	7,209,762	63,192	3.51%
Federal agency securities	2,341,908	25,608	4.37%	2,199,148	16,508	3.00%
State and political subdivisons	455,081	5,111	4.49%	508,999	5,820	4.57%
Other securities	212,222	2,537	4.78%	300,633	2,844	3.78%
Total investment securities	11,153,182	122,888	4.41%	10,218,542	88,364	3.46%
Loans	305,279	3,215	4.21%	158,160	1,288	3.26%
Total interest-earning assets	11,551,200	127,035	4.40%	10,428,028	89,899	3.45%
Allowance for loan losses	(100)			(100)
Noninterest-earning assets	787,923			563,545
Total assets	$12,339,023			$10,991,473

Interest-bearing liabilities:
Deposits:
Demand	$84,472	$763	3.61%	$—	$—	—
Savings	3,875,862	27,224	2.81%	3,921,057	14,622	1.49%
Time	53,498	547	4.09%	112,741	557	1.98%
Securities sold under repurchase agreements	5,043,733	39,585	3.14%	4,776,215	20,990	1.76%
Junior subordinated debentures	24,774	605	9.77%	24,774	605	9.77%
Other borrowings	1,523,913	15,586	4.09%	796,934	4,208	2.11%
Total interest-bearing liabilities	10,606,252	84,310	3.18%	9,631,721	40,982	1.70%
Noninterest-bearing liabilities:
Demand deposits	357,210			247,971
Savings	67,249			93,825
Time deposits	185,924			143,370
Other liabilities	363,584			184,858
Total liabilities	11,580,219			10,301,745
Equity	758,804			689,728

Total liabilities and equity	$12,339,023			$10,991,473
Net interest income		$42,725			$48,917
Net interest margin (2)			1.48%			1.88%

Average interest rate spread (3)			1.22%			1.75%
Ratio of interest-earning assets to interest-bearing liabilities			108.91%			108.27%

(1)          Average yield/cost on available for sale securities is based on amortized cost.

(2)          Annualized net interest income divided by total interest-earning assets.

(3)          Yield on interest-earning assets less rate paid on interest-bearing liabilities.

Investors Financial Services Corp.

Asset servicing fees by service lines (unaudited) (dollars in thousands)

	For the Year Ended December 31,		For the Three Months Ended December 31,
	2005	2004	2005	2004

Core service fees:
Custody, accounting and administration	$375,596	$314,272	$101,446	$82,787

Ancillary service fees:
Foreign exchange	62,107	54,466	21,057	12,132
Cash management	37,592	26,396	11,636	6,809
Securities lending	22,536	10,385	5,374	2,667
Investment advisory	8,442	15,020	2,253	2,674
Other service fees	2,786	2,661	773	797
Total ancillary service fees	133,463	108,928	41,093	25,079

Total asset servicing fees	$509,059	$423,200	$142,539	$107,866

Change in net assets processed (unaudited) (dollars in billions):

	For the Year Ended December 31, 2005	For the Three Months Ended December 31, 2005

Net assets processed, beginning of period	$1,430	$1,734
Change in net assets processed:
Sales to new clients	159	—
Further penetration of existing clients	42	4
Lost clients	(11)	—
Fund flows and market gain	173	55
Total change in net assets processed	363	59
Net assets processed, end of period	$1,793	$1,793